SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 24, 1995



                        MULTIMEDIA, INC.
     (Exact name of registrant as specified in its charter)


South Carolina                 0-6265               57-0173540
(State or other             (Commission             (IRS Employer
jurisdiction of              File Number)          Identification
incorporation)                                         Number)


                      305 South Main Street
                      Greenville, SC  29601
       (Address of principal executive offices; zip code)


Registrant's telephone number, including area code: 803 298-4373



  (Former name or former address, if changed since last report)

Item 5.  Other Events

     On July 24, 1995, Multimedia, Inc., a South Carolina corpora-tion (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Gannett Co., Inc. ("Gannett"), pursuant to which a wholly owned subsidiary of Gannett will merge with the Company (the "Merger"). If the conditions to consummation of the Merger are met, as a result of the Merger, the outstanding shares of the Company's common stock, par value $.10 per share (the "Company Common Stock"), will be converted into the right to receive $45.25 per share, in cash. The purchase price will be adjusted if the Company's debt at December 31, 1995 exceeds a specified level. The Merger is conditioned, among other things, upon approval by holders of at least two-thirds of the total number of votes entitled to be cast by the holders of the Company Common Stock outstanding as of the record date for the special meeting of holders of the Company Common Stock and upon receipt of certain regulatory and governmental approvals. In addition, the Merger is conditioned on the Company's debt not exceeding a specified level on the second business day prior to consummation of the Merger.
The foregoing description of the Merger Agreement is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which is attached as Exhibit 1 hereto. On July 24, 1995, the Company and Gannett issued a press release relating to the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 2 hereto.

     On July 24, 1995, the Company amended its Rights Agreement (the "Rights Amendment"), dated as of September 6, 1989, by and between the Company and Wachovia Bank of North Carolina, N.A., successor rights agent to South Carolina National Bank (the "Rights Agreement"), with the effect of exempting the events and transac-tions contemplated by the Merger Agreement from the Rights Agreement. The foregoing description of the Rights Amendment is qualified in its entirety by reference to the terms of the Rights Amendment, a copy of which is attached as Exhibit 3 hereto.
Item 7.   Financial Statements and Exhibits.

     (c)       Exhibits

               (1) Agreement and Plan of Merger, dated as of July 24, 1995, by and among Gannett Co.,
                         Inc., Multimedia Talk Channel, Inc., and
                         Multimedia, Inc.

               (2)       Press release dated July 24, 1995.

               (3) Amendment, dated as of July 24, 1995, to that certain Rights Agreement, dated as of September 6, 1989, by and between the Company and Wachovia Bank of North Caro-lina, N.A., successor rights agent to South Carolina National Bank.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA, INC.
 (Registrant)

By:   /s/ Robert E. Hamby, Jr.
      --------------------------------
Name:   Robert E. Hamby, Jr.
Title:  Sr. Vice President and
        Chief Financial Officer




By:  /s/ Frederick G. Lohman
     ---------------------------------
Name:   Frederick G. Lohman
Title:  Vice President-Controller


Date:  July 26, 1995